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                                  FORM 8-A/A

                      Securities and Exchange Commission
                            Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           SFBC INTERNATIONAL, INC.
                (Name of Small Business Issuer in its Charter)


          Delaware                        8731                  59-2407464
(State or Jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization) Classification Code Number)  Identification No.)



                             11190 Biscayne Blvd.
                                Miami, FL 33181
                                (305) 895-0304
    (Address and telephone number or intended principal place of business)


    Securities to be registered pursuant to Section 12(b) of the Act: None


 If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box.  [_]

 If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                            ________ (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                               Common Stock and
                       Redeemable Common Stock Warrants
                               (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

SFBC International, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, and redeemable warrants to purchase common stock, appearing under the caption "Description of Securities" in the form of final prospectus dated October 11, 2000 contained in the Amendment Number 5 to the Registration Statement on Form SB-2. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits to the registrant's Registration Statement on Form SB-2 and subsequent exhibits contained in later amendments to Form SB-2.

Exhibit Number    Description
--------------    -----------

2                 Agreement and Plan of Merger (1)
3.1               Certificate of Incorporation (1)
3.2               First Amendment to Certificate of Incorporation (1)
3.3               Certificate of Correction to Certificate of Incorporation (2)
3.4               Bylaws (1)
3.5               First Amendment to the Bylaws (2)
4.1               Form of Common Stock Certificate (1)
4.2               Form of Warrant Agreement (3)
4.3               Form of Warrant (3)

(1)  Contained in Form SB-2 filed on August 17, 1999
(2)  Contained in Form SB-2 filed on October 5, 2000
(3)  Contained in Form SB-2 filed on September 8, 2000
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                                   Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           Registrant:       SFBC International, Inc.

                           Date:             June 15, 2001

                           By:               /s/ Arnold Hantman
                                             ------------------------------
                                             Arnold Hantman
                                             Chief Executive Officer